ASSIGNMENT OF SECURED NOTE AND SECURITY AGREEMENT

Re:

$1,000,000 September 4, 2009 Secured Note given by Adventure Energy Inc. (now known as US Natural Gas Corp.) in favor of SLMI Holdings, LLC, a Nevada limited liability company (the "Note"); and that certain September 4, 2009 Security Agreement given by the same Adventure Energy Inc. in favor of SLMI Holdings LLC to secure said Note (the "Security Agreement").

For Value Received, the undersigned SLMI Holdings, LLC hereby transfers and assigns to its affiliate and assignee, SLMI Energy Holdings LLC, an Iowa limited liability company, all of its right, title and interest in the above described Note and Security Agreement along with all rights under related UCC Financing Statements and under any Note guaranties given by affiliates of US Natural Gas Corp. This assignment is made without recourse. Similarly, SLMI Holdings, LLC LLC hereby transfers and assigns to its affiliate and assignee, SLMI Energy Holdings LLC, an Iowa limited liability company, all of its right, title and interest in that certain $100,000 Secured Note dated November 12, 2009 given by Adventure Energy Inc. to SLMI Holdings, LLC – without recourse.

Signed this 22nd day of April, 2014.

SLMI HOLDINGS, LLC

By its Manager: A. R. Slack

A. R. Slack